Exhibit 3.5
ROSS MILLER Secretary of State 200 North Canon Street Canon City, Nevada 88701-4200 Website. cocroaCtvCaiyottafebtt Articles of Organization Limited-Liability Company (PURSUANT TO NRS 88) Filed in the office of Document Number 20070180905-02 ’ <rr- Ross Miller Secretary of Slale State of Nevada Filing Dale and Time 03/14/2007 4:00 PM Entity Number E0181582007-7 U8E HACK MKOM.Y’00 NOT HGMJQHT jmmiinmmmommimmut 1. Bmsttmsssk BSGCtGCJHttJMEflfiHfML. I Dk Rca**t Htwfea, IXC 8HMUMU- u*e*ye«ivvw ? The QggSJ^SS&£SSSBL sSBSife Name (6100 JWRM*“Soto5»” “~ Reno ?EZJC Zip Code 2L Zfr Code Update upon the awjile to «»e [7_ Company (hall be managed by [Manaaent-) OR »•«!**•» Stephen J. Cloo6« JJNvljgWOO .a>»t.a>,cad». ¦3745Lm Vegas Brwl Soolfa jfUlVegat DandAtLda________ $75 N. MicM~giaAvenge” .at llwyjiyiw 7. c*Mfetnet _____3_JsO»SL.-J ItajaafrBacaotafycarfry company. Mate* 13,2007 TWa torn rm/s* />« accompanied 6 appropriate Asa. WLT rTTZRWRiat ASSISTANT SECRETAW Mas wttay of Aw F*» LUC *n WW RMndcnmOMrr

Filed in the office of
Document Number
	/s/ Ross Miller	20070214741-58
	Ross Miller Secretary of State State of Nevada	Filing Date and Time 03/28/2007 1:14 PM
Certificate to Accompany Restated Articles (PURSUANT TO NRS)		Entity Number E0181582007-7

USE BLACK INK ONLY — DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY
This Form Is to Accompany Restated Articles of Incorporation

(Pursuant to NRS 78.403,82.371,86.221,88.355 or 88A.250)

(This form is also to be used to accompany Restated Articles for Limited-Liability Companies, Certificates of
Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)
1. Name of Nevada entity as last recorded in this office:
DR Resort Holdings, LLC
2. The articles are being ☐ Restated or ☑ Amended and Restated (check only one). Please entitle your attached articles “Restated” or “Amended and Restated,” accordingly.
3. Indicate what changes have been made by checking the appropriate box.*
☐	No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on , The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☑	The entity name has been amended.

☑	The resident agent has been changed. (attach Certificate of Acceptance from new resident agent)

☐	The purpose of the entity has been amended.

☐	The authorized shares have been amended.

☐	The directors, managers or general partners have been amended.

☐	IRS tax language has been added.

☐	Articles have been added.

☐	Articles have been deleted.

☐	Other. The articles or certificate have been amended as follows (provide article numbers, if available):

*	This form is to accompany Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles or certificates
IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees	Nevada Secretary of State AM Restated 2007
Revised on: 01/01/07

Amendment to Articles of Organization (PURSUANT TO NRS 86.221)

USE BLACK INK ONLY-DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY
Certificate of Amendment to Articles of Organization
For a Nevada Limited-Liability Company
(Pursuant to NRS 86.221)
1. Name of limited-liability company:
DR Resort Holdings, LLC

2. The company is managed by:	☑ Managers	OR	☐ Members
(check only one box)
3. The articles have been amended as follows (provide articles numbers, if available)*:
Article 1- The name has been changed to Diamond Resorts Holdings, LLC
Article 2- The resident agent has been changed to Richard Cloobeck
4. Signature (must be signed by at least one manager or by a managing member):

/s/ Stephen Cloobeck
Signature

* 1)	If amending company name, it must contain the words “Limited-Liability Company,” “Limited Company,” or “Limited,” or the abbreviations “Ltd.,” “L.L.C.,” or “L.C.,” “LLC” or “LC.” The word “Company” may be abbreviated as “Co.”

2)	If adding managers, provide names and addresses.
FILING FEE: $175.00
IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees	Nevada Secretary of State AM 86.221 Amend 2007 Revised on: 01/01/07